As filed with the Securities and Exchange Commission on June 1, 1998 Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ISIS PHARMACEUTICALS, INC.
             (Exact Name Of Registrant As Specified In Its Charter)



            DELAWARE                                    33-0336973
(State Or Other Jurisdiction Of             (I.R.S. Employer Identification No.)
 Incorporation Or Organization)


                               2292 FARADAY AVENUE
                           CARLSBAD, CALIFORNIA 92008
                    (Address Of Principal Executive Offices)



                             1989 STOCK OPTION PLAN
                            (Full Title Of The Plan)

                             B. LYNNE PARSHALL, ESQ.
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                           ISIS PHARMACEUTICALS, INC.
                               2292 FARADAY AVENUE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 931-9200

       (Name, Address, Including Zip Code, And Telephone Number, Including
                        Area Code, Of Agent For Service)


                                   Copies to:

                              D. BRADLEY PECK, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 550-6000

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE REGISTERED   AMOUNT TO BE    OFFERING PRICE PER       AGGREGATE               AMOUNT OF
                                       REGISTERED         SHARE (1)          OFFERING PRICE (1)     REGISTRATION FEE
====================================================================================================================
Stock Options and Common Stock (par
value $.001)
                                        2,000,000      $13.5625-$15.4375       $27,148,859             $8,008.91
====================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average of $14.4375 - $15.4375, the exercise price for 15,470 shares subject to outstanding options granted under the Registrant's 1989 Stock Option Plan and
(b) $13.5625, the average of the high and low sales prices of Registrant's Common Stock on May 27, 1998 as reported on the Nasdaq National Market.


================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENT ON FORM S-8 NO. 33-42356, NO. 33-51236,
    NO. 33-54840, NO. 33-58450, NO. 33-75150, NO. 33-90780 AND NO. 333-05825


           The contents of Registration Statements on Form S-8 Nos. 33-42356, 33-51236, 33-54840, 33-58450, 33-75150, 33-90780 and 333-05825 filed with the
Securities and Exchange Commission on August 23, 1991, August 25, 1992, November 20, 1992, February 16, 1993, February 4, 1994, March 30, 1995 and June 12, 1996,
respectively, are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
5.1     Opinion of Cooley Godward LLP

23.1    Consent of Ernst & Young LLP

23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
        Registration Statement.

24.1    Power of Attorney is contained on the signature pages.

99.1*   1989 Stock Option Plan, as amended.

----------------

* Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 22, 1998.


                                     ISIS PHARMACEUTICALS, INC.



                                     By /s/ B. LYNNE PARSHALL
                                        ----------------------------------------
                                            B. Lynne Parshall
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary
                                            (Principal Financial and Accounting
                                            Officer)


                                POWER OF ATTORNEY


           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley T. Crooke, Daniel L. Kisner and
B. Lynne Parshall and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                                              DATE
---------                             -----                                              ----


/s/ STANLEY T. CROOKE                 Chairman of the Board and Chief Executive          May 22, 1998
-----------------------------------   Officer (Principal Executive Officer)
Stanley T. Crooke


/s/ B. LYNNE PARSHALL                 Executive Vice President, Chief Financial          May 22, 1998
-----------------------------------   Officer and Secretary (Principal Financial
B. Lynne Parshall                     and Accounting Officer)



/s/ DANIEL L. KISNER                  President, Chief Operating Officer and             May 22, 1998
-----------------------------------   Director
Daniel L. Kisner

                                       2.

/s/ CHRISTOPHER F.O. GABRIELI         Director                                           May 22, 1998
-----------------------------------
Christopher F.O. Gabrieli


/s/ BURKHART BLANK                    Director                                           May 22, 1998
-----------------------------------
Burkhart Blank


/s/ ALAN C. MENDELSON                 Director                                           May 22, 1998
-----------------------------------
Alan C. Mendelson


/s/ WILLIAM R. MILLER                 Director                                           May 22, 1998
-----------------------------------
William R. Miller


/s/ MARK B. SKALETSKY                 Director                                           May 22, 1998
-----------------------------------
Mark B. Skaletsky


/s/ LARRY SOLL                        Director                                           May 22, 1998
-----------------------------------
Larry Soll


                                      Director                                           May 22, 1998
-----------------------------------
Joseph H. Wender


                                       3.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                         DESCRIPTION                         SEQUENTIAL PAGE NUMBER
------                                         -----------                         ----------------------
 5.1           Opinion of Cooley Godward LLP                                                   7

23.1           Consent of Ernst & Young LLP                                                    8

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1           Power of Attorney is contained on the signature pages

99.1*          1989 Stock Option Plan, as amended                                             --



* Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.